Exhibit 10.21

June 7, 2023

To: Beijing Peak Technology Co., Ltd. (the “VIE Entity”)

To Whom It May Concern:

To ensure the VIE Entity’s operational cash requirements are met and to offset any losses incurred during its operations, the undersigned, DSC Holdings Ltd. (the “Company”), in consideration of the benefits to the Company accruing from the VIE Entity, hereby undertakes to provide unlimited financial support to the VIE Entity, as necessary and to the extent permissible under the applicable laws and regulations, regardless of whether any such operational loss is actually incurred. The form of such financial support shall include, but are not limited to, cash transfer, entrusted loans, and borrowings. The Company will not request repayment of such loans or borrowings if the VIE Entity or its shareholders do not have sufficient funds to repay such loans or borrowings.

The undersigned agrees and acknowledges that such undertaking shall be irrevocable and remain in effect from June 7, 2023 until the earlier of (1) the date on which the Company or person designated by the Company has acquired, directly or indirectly, all of the equity interests of the VIE Entity; or (2) the date on which the Company unilaterally terminates this letter, at its sole and absolute discretion, by providing a written notice to the VIE Entity at least thirty (30) days prior to the intended termination.

Please confirm receipt of this letter by returning a signed copy of this letter to the undersigned.

DSC Holdings Ltd.

/s/ Junhong Yao
Name:	Junhong Yao
Title:	Chief Executive Officer

Beijing Peak Technology Co., Ltd.

/s/ Junhong Yao
Name:	Junhong Yao
Title:	Legal Representative